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                                                                    EXHIBIT 3(b)

                             ARTICLES OF AMENDMENT
                              OF BB&T CORPORATION

     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

     1.   The name of the corporation is BB&T Corporation.

     2. The following amendment to the Articles of Incorporation of the corporation was adopted by its shareholders on the 28th day of April, 1998, in the manner prescribed by law:

          Delete the first sentence of Article IV and substitute therefor the following:

          "The Corporation shall have authority to issue 500,000,000 shares of Common Stock, par value $5 each, and 5,000,000 shares of Preferred Stock, par value $5 each."

     2.   The above amendment is effective upon filing.

     This the 1st day of May, 1998.


                                    BB&T CORPORATION


                                    By: /s/ Jerone C. Herring
                                       ------------------------------------
                                            Jerone C. Herring, Secretary